Exhibit (a)(1)(f)

FORM OF
PROMISE TO MAKE CASH PAYMENT

TO: ______________

In exchange for your agreement to amend your affected options as indicated by your election form, iBasis hereby promises to pay you a cash payment for them as described on the schedule attached hereto. This payment will not be subject to any vesting conditions or otherwise be subject to forfeiture.

Any such payment will be paid, less applicable tax withholding, in early January 2008.

The payments due to you are shown on the attached schedule.

This Promise to Make Cash Payment is subject to the terms and conditions of the offer as set forth in: (1) the Offer to Amend Certain Options (the “Offer to Amend”) dated July 13, 2007; (2) the memorandum from Ofer Gneezy, dated July 13, 2007; (3) the election form; and (4) the withdrawal form (collectively, the “Offer Documents”), all of which are incorporated herein by reference.  This Promise and the Offer Documents reflect the entire agreement between you and iBasis with respect to this transaction.  This Promise may be amended only by means of a writing signed by you and an authorized officer of iBasis.

IBASIS, INC.

By:_______________________________

Date: :_____________________________

Title: ______________________________

Schedule of Payments

Amended Option Number		Payments

XXX		$X,XXX.XX

XXX		$X,XXX.XX

XXX		$X,XXX.XX

XXX		$X,XXX.XX
Total payment